UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 10, 2016

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36393	80-0957485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma		73142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2016, the Board of Directors (the “Board”) of Paycom Software, Inc. (the “Company”) appointed Henry C. “Ric” Duques and J.C. Watts, Jr. to fill two existing vacancies on the Board. Mr. Duques will serve as a Class III director, with a term expiring at the annual meeting of the Company’s stockholders to be held in 2019, and Mr. Watts will serve as a Class I director, with a term expiring at the annual meeting of the Company’s stockholders to be held in 2017. Each of Messrs. Duques and Watts will receive a prorated portion of the standard compensation package for the Company’s non-management directors, which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2016. The Board has not yet determined whether Mr. Duques or Mr. Watts will serve on any committee(s).

Mr. Duques, 73, was the chairman and chief executive officer of First Data Corporation, an electronic commerce and payment services company, from 1992 to 2002 and again from 2006 to 2007. Prior to joining First Data Corporation, he served as president and chief executive officer of the Database Services Group of American Express Travel Related Services Company, Inc., the predecessor of First Data Corporation, from 1987 to 1992, and was with Automatic Data Processing, Inc. from 1973 to 1987, where he served as Group President Financial Services and as of member of the board of directors from 1984 to 1987. Mr. Duques also served on the boards of directors of Unisys Corporation from 1998 to 2014, including as the non-executive chairman from 2006 to 2008, SunGard Corp. from 2003 to 2005 and CheckFree Corporation from 2000 to 2004. Mr. Duques earned his bachelor’s degree in business administration from The George Washington University in 1965 and an M.B.A from The George Washington University in 1968, and served on board of trustees of The George Washington University from 1998 to 2008.

Mr. Watts, 58, is the president and chief executive officer of Watts Partners, a boutique corporate and government affairs consulting firm he co-founded in 2003. Mr. Watts has served on the board of directors of Dillard’s, Inc. (“Dillard’s”) since August 2009, and previously served on the Dillard’s board of directors and as a member of its audit committee from 2003 to 2008. Mr. Watts also served on the boards of directors of CSX Corporation from March 2011 to May 2014 and ITC Holdings Corp. from August 2011 to February 2014. Mr. Watts was elected to the United States House of Representatives in 1994 and served from January 1995 to January 2003. During his time in Congress, Mr. Watts was chairman of the Republican Conference from January 1999 to January 2003, and also served on the United States House Committees on Armed Services, Financial Services, and Transportation and Infrastructure. Mr. Watts earned his bachelor’s degree in journalism and public relations from the University of Oklahoma in 1981.

The Company issued a press release announcing the appointment of Messrs. Duques and Watts, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated November 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: November 15, 2016	By:	/s/ Craig E. Boelte
	Name:	Craig E. Boelte
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release dated November 10, 2016.